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EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------


PARENT                      SUBSIDIARY                 STATE OF INCORPORTATION
------                      ----------                 -----------------------

Coyne International         Blue Ridge Textile         Georgia
Enterprises Corp. ("CTS")   Manufacturing, Inc

CTS                         Ohio Garment Rental, Inc.  Ohio